Exhibit 99

GENERAL MILLS REPORTS FISCAL 2013 SECOND QUARTER RESULTS

Company Updates Full-year Outlook

MINNEAPOLIS, MINN.—General Mills (NYSE: GIS) today reported results for the second quarter of fiscal 2013.  Contributions from new businesses primarily reflect the first three months of consolidated operating results for the Yoki Alimentos business in Brazil and Yoplait Canada.

Fiscal 2013 Second Quarter Financial Summary

•                  Net sales grew 6 percent to $4.88 billion.  Acquisitions together with the recently assumed Yoplait Canada business contributed 4 points of net sales growth.

•                  Segment operating profit grew 10 percent to $959 million.

•                  Diluted earnings per share (EPS) totaled 82 cents, up from 67 cents a year ago.

•                  Adjusted diluted EPS, which excludes certain items affecting comparability, totaled 86 cents this year compared to 76 cents in last year’s second quarter.  (Please see Note 8 to the consolidated financial statements below for reconciliation of this non-GAAP measure).

Net sales for the 13 weeks ended Nov. 25, 2012, grew 6 percent to $4.88 billion.  Pound volume contributed 7 points of net sales growth, primarily reflecting the addition of Yoki and Yoplait Canada.  Price realization and mix reduced the net sales growth rate by 1 point.  Foreign currency exchange had no impact on the rate of net sales growth in the quarter.  Gross margin was above year ago levels.  Total marketing spending in the quarter was weighted toward in-store promotional support for established brands and new product introductions; advertising and media expense was below strong year-ago levels.  Total segment operating profit increased 10 percent to $959 million (Please see Note 8 for reconciliation of this non-GAAP measure).  Second-quarter net earnings attributable to General Mills grew to $542 million and diluted earnings per share increased to 82 cents.  Adjusted diluted EPS, which excludes certain items affecting comparability (see Note 8 below), grew 13 percent to 86 cents.

Chairman and Chief Executive Officer Ken Powell said the second-quarter results reflected good performance by each of the company’s operating segments.  “Our U.S. Retail segment posted gains in pound volume, net sales and operating profit.  The Bakeries and Foodservice segment generated strong double-digit operating profit growth.  And our International segment recorded good sales and profit growth for established businesses in addition to the incremental contributions from Yoki and Yoplait Canada.”

Products making the strongest contributions to net sales growth in the second quarter included new items such as Yoplait Greek and Greek 100 calorie yogurts, Nature Valley protein bars, Peanut Butter Multigrain Cheerios, Progresso Recipe Starters sauces and, in the United Kingdom, Nature Valley Sweet and Nutty bars.  Established brands such as Lucky Charms and Chex cereals, Fiber One 90 calorie snack bars, Totino’s frozen snacks, Pillsbury refrigerated crescent rolls and, in China, Haagen Dazs mooncakes and other ice cream products also contributed strong sales gains.

Six-month Financial Summary

Through the first six months of fiscal 2013, General Mills sales grew 5 percent to $8.93 billion.  Pound volume contributed 8 points of sales growth.  Price realization and mix subtracted 2 points of net sales growth and foreign currency exchange reduced net sales growth by 1 point. Segment operating profit increased 8 percent to $1.73 billion.  (Please see Note 8 for reconciliation of this non-GAAP measure.)  Net earnings attributable to General Mills increased 28 percent to $1.09 billion and diluted EPS rose to $1.64, including a net increase in mark-to-market valuation of certain commodity positions.  Adjusted diluted earnings per share totaled $1.52 in the first half of 2013, up 8 percent from $1.41 in last year’s first half (please see Note 8).

U.S. Retail Segment Results

Second-quarter net sales for General Mills U.S. Retail segment grew 2 percent to $2.98 billion, reflecting increased pound volume.  The Snacks, Small Planet Foods and Meals divisions each recorded net sales gains and Frozen Foods net sales essentially matched prior-year levels.  These results offset declines in net sales for the Yoplait, Big G, and Baking

Products divisions.   Advertising and media expense was 1 percent below strong year-ago levels that grew 6 percent.  U.S Retail segment operating profit rose 9 percent to $723 million.

Through the first six months of 2013, U.S. retail segment net sales increased 1 percent to $5.48 billion and segment operating profits increased 4 percent to $1.30 billion.

International Segment Results

Second-quarter net sales for General Mills’ consolidated international businesses grew 19 percent to reach $1.38 billion.  Pound volume contributed 26 points of net sales growth, reflecting the addition of Yoki and Yoplait Canada.  Price realization and mix reduced net sales growth by 4 points and foreign-currency translation subtracted 3 points of net sales growth.  On a constant-currency basis, International segment net sales grew 22 percent overall, with sales more than doubling in Latin America including Yoki, and an increase of 16 percent in Canada including Yoplait.  Constant-currency net sales grew 3 percent in Europe, and 8 percent in the Asia / Pacific region.  (Please see Note 8 below for reconciliation of this non-GAAP measure).  International segment operating profit grew 4 percent to $139 million including a $17 million investment associated with transitioning Yoplait Canada from the former licensee to direct ownership.  Excluding this expense, which has been included in the company’s 2013 financial guidance, International segment operating profit would have grown at a double-digit rate.

Through the first six months of 2013, International segment net sales grew 22 percent to $2.47 billion, and segment operating profit increased 24 percent to $265 million.

Bakeries and Foodservice Segment Results

Second-quarter net sales for the Bakeries and Foodservice segment totaled $516 million, 1 percent below year-ago results.   Price realization and mix contributed 1 point of net sales growth, while lower pound volume reduced net sales growth by 2 points.  Segment operating profits grew 24 percent in the quarter to $96 million, reflecting lower wheat costs year-over-year, favorable mix, and higher grain merchandising earnings.

Through the first six months of 2013, Bakeries and Foodservice segment net sales declined 2 percent to $987 million, and segment operating profits increased 18 percent to $164 million.

Joint Venture Summary

Combined after-tax earnings from the Cereal Partners Worldwide (CPW) and Haagen Dazs Japan (HDJ) joint ventures totaled $33 million in the second quarter, up 14 percent from year-ago levels.  Constant-currency net sales for CPW grew 3 percent.  Constant-currency net sales for HDJ grew 5 percent.  Through the first six months of 2013, after-tax earnings from joint ventures totaled $56 million.

Corporate Items

Unallocated corporate items totaled $127 million net expense in this year’s second quarter compared to $155 million net expense a year ago.  Excluding the effects of mark-to-market valuation of certain commodity positions in both years, unallocated corporate items totaled $79 million net expense this year compared to $61 million net expense a year ago.  The increase primarily reflects higher pension expense.

This year’s second-quarter results included $3 million of restructuring expense related to actions taken in the previous fiscal year.  Net interest expense declined to $76 million in the second quarter, reflecting changes in debt mix.  The effective tax rate was 32.6 percent, compared to 33.3 percent a year earlier.  Excluding certain items affecting comparability, the second quarter effective tax rate was 32.8 percent in 2013 and 33.7 percent in 2012. (Please see Note 8 for reconciliation of this non-GAAP measure).

Cash Flow Items

Cash provided by operating activities totaled $1.32 billion through the first half of 2013, up 14 percent from year-ago levels.  Capital investments through the first half totaled $264 million, essentially matching year-ago levels.  Cash consideration for the Yoki acquisition totaled $820 million in the second quarter of 2013.  Dividends paid increased to $434 million, reflecting the 8 percent increase in dividend rate year-over-year.  During the first half of 2013, General Mills repurchased approximately 12 million shares of common stock for a total of $479 million.  Average diluted shares outstanding totaled 664 million in the second quarter of 2013, approximately 1 million shares lower than in last year’s second quarter.

Outlook

General Mills said it anticipates fiscal 2013 supply chain inflation will be at the high end of its forecasted 2 to 3 percent range, with the past summer’s drought expected to modestly increase second-half inflation rates.  The company’s second-half outlook assumes a higher tax rate than in the first half, reflecting the timing of tax expense for the year.  The company also is anticipating possible currency devaluation in Venezuela during the second half of the fiscal year.

“As we move into the second half, the global operating environment remains challenging,” Powell said.  “We are working to build on our good performance year-to-date.  We’re launching a promising slate of new products in our core U.S. market.  And we have strong levels of advertising and in-store merchandising planned to support new and existing products in markets worldwide.”

General Mills increased its guidance for fiscal 2013 adjusted diluted EPS to a range of $2.65 to $2.67, excluding mark-to-market effects, a net tax benefit recorded in the first quarter, and restructuring and integration costs.

General Mills will hold a briefing for investors today, December 19, 2012, beginning at 8:30 a.m. Eastern time.  You may access the web cast from General Mills’ internet home page:  generalmills.com.

Adjusted diluted EPS, total segment operating profit, international sales excluding foreign currency translation effects, and adjusted effective tax rate are each non-GAAP measures.  Reconciliations of these measures to their relevant GAAP measures appear in Note 8 to the attached Consolidated Financial Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended			Six-Month Period Ended
	Nov. 25, 2012	Nov. 27, 2011	% Change	Nov. 25, 2012	Nov. 27, 2011	% Change

Net sales	$4,881.8	$4,623.8	5.6%	$8,932.8	$8,471.4	5.4%

Cost of sales	3,139.5	3,029.1	3.6%	5,562.2	5,430.2	2.4%

Selling, general, and administrative expenses	910.6	877.1	3.8%	1,749.6	1,684.6	3.9%

Restructuring, impairment, and other exit costs	2.7	0.7	NM	11.9	0.8	NM

Operating profit	829.0	716.9	15.6%	1,609.1	1,355.8	18.7%

Interest, net	75.5	87.2	(13.4)%	158.5	172.6	(8.2)%

Earnings before income taxes and after-tax earnings from joint ventures	753.5	629.7	19.7%	1,450.6	1,183.2	22.6%

Income taxes	245.4	209.4	17.2%	403.5	386.9	4.3%

After-tax earnings from joint ventures	32.9	28.9	13.8%	56.0	57.2	(2.1)%

Net earnings, including earnings attributable to redeemable and noncontrolling interests	541.0	449.2	20.4%	1,103.1	853.5	29.2%

Net earnings (loss) attributable to redeemable and noncontrolling interests	(0.6)	4.4	NM	12.6	3.1	NM

Net earnings attributable to General Mills	$541.6	$444.8	21.8%	$1,090.5	$850.4	28.2%

Earnings per share - basic	$0.84	$0.69	21.7%	$1.68	$1.31	28.2%

Earnings per share - diluted	$0.82	$0.67	22.4%	$1.64	$1.28	28.1%

Dividends per share	$0.330	$0.305	8.2%	$0.660	$0.610	8.2%

	Quarter Ended			Six-Month Period Ended
	Nov. 25, 2012	Nov. 27, 2011	Basis Pt Change	Nov. 25, 2012	Nov. 27, 2011	Basis Pt Change
Comparisons as a % of net sales:

Gross margin	35.7%	34.5%	120	37.7%	35.9%	180

Selling, general, and administrative expenses	18.7%	19.0%	(30)	19.6%	19.9%	(30)

Operating profit	17.0%	15.5%	150	18.0%	16.0%	200

Net earnings attributable to General Mills	11.1%	9.6%	150	12.2%	10.0%	220

	Quarter Ended			Six-Month Period Ended
	Nov. 25, 2012	Nov. 27, 2011	Basis Pt Change	Nov. 25, 2012	Nov. 27, 2011	Basis Pt Change
Comparisons as a % of net sales excluding certain items affecting comparability (a):

Gross margin	36.7%	36.5%	20	37.3%	37.5%	(20)

Operating profit	18.1%	17.6%	50	17.8%	17.6%	20

Net earnings attributable to General Mills	11.8%	11.0%	80	11.4%	11.0%	40

(a) See Note 8 for a reconciliation of this measure not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended			Six-Month Period Ended
	Nov. 25, 2012	Nov. 27, 2011	% Change	Nov. 25, 2012	Nov. 27, 2011	% Change
Net sales:
U.S. Retail	$2,985.0	$2,938.3	1.6%	$5,478.9	$5,448.6	0.6%
International	1,381.2	1,163.3	18.7%	2,466.7	2,019.6	22.1%
Bakeries and Foodservice	515.6	522.2	(1.3)%	987.2	1,003.2	(1.6)%
Total	$4,881.8	$4,623.8	5.6%	$8,932.8	$8,471.4	5.4%

Operating profit:
U.S. Retail	$723.2	$661.4	9.3%	$1,298.3	$1,246.6	4.1%
International	139.2	133.5	4.3%	265.0	214.2	23.7%
Bakeries and Foodservice	96.2	77.8	23.7%	163.9	139.2	17.7%
Total segment operating profit	958.6	872.7	9.8%	1,727.2	1,600.0	8.0%

Unallocated corporate items	126.9	155.1	(18.2)%	106.2	243.4	(56.4)%
Restructuring, impairment, and other exit costs	2.7	0.7	NM	11.9	0.8	NM
Operating profit	$829.0	$716.9	15.6%	$1,609.1	$1,355.8	18.7%

	Quarter Ended			Six-Month Period Ended
	Nov. 25, 2012	Nov. 27, 2011	Basis Pt Change	Nov. 25, 2012	Nov. 27, 2011	Basis Pt Change
Segment operating profit as a % of net sales:
U.S. Retail	24.2%	22.5%	170	23.7%	22.9%	80
International	10.1%	11.5%	(140)	10.7%	10.6%	10
Bakeries and Foodservice	18.7%	14.9%	380	16.6%	13.9%	270
Total segment operating profit	19.6%	18.9%	70	19.3%	18.9%	40

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	Nov. 25, 2012	Nov. 27, 2011	May 27, 2012
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$734.9	$509.1	$471.2
Receivables	1,673.8	1,510.4	1,323.6
Inventories	1,770.2	1,628.7	1,478.8
Deferred income taxes	51.9	20.2	59.7
Prepaid expenses and other current assets	334.7	353.2	358.1

Total current assets	4,565.5	4,021.6	3,691.4

Land, buildings, and equipment	3,814.0	3,507.4	3,652.7
Goodwill	8,604.1	8,115.9	8,182.5
Other intangible assets	5,026.0	4,795.5	4,704.9
Other assets	943.3	1,026.4	865.3

Total assets	$22,952.9	$21,466.8	$21,096.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,244.9	$1,096.5	$1,148.9
Current portion of long-term debt	820.8	1,732.4	741.2
Notes payable	1,939.9	849.0	526.5
Other current liabilities	1,730.8	1,464.1	1,426.6

Total current liabilities	5,736.4	5,142.0	3,843.2

Long-term debt	5,571.9	5,247.6	6,161.9
Deferred income taxes	1,148.7	1,374.1	1,171.4
Other liabilities	2,178.3	1,818.4	2,189.8

Total liabilities	14,635.3	13,582.1	13,366.3

Redeemable interest	877.6	831.6	847.8

Stockholders’ equity:

Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,261.8	1,318.8	1,308.4
Retained earnings	10,614.5	9,642.2	9,958.5
Common stock in treasury, at cost, shares of 108.7, 109.7 and 106.1	(3,364.8)	(3,254.6)	(3,177.0)
Accumulated other comprehensive loss	(1,603.3)	(1,204.6)	(1,743.7)

Total stockholders’ equity	6,983.7	6,577.3	6,421.7

Noncontrolling interests	456.3	475.8	461.0

Total equity	7,440.0	7,053.1	6,882.7

Total liabilities and equity	$22,952.9	$21,466.8	$21,096.8

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Six-Month Period Ended
	Nov. 25, 2012	Nov. 27, 2011
Cash Flows - Operating Activities
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$1,103.1	$853.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	286.1	263.3
After-tax earnings from joint ventures	(56.0)	(57.2)
Distributions of earnings from joint ventures	42.8	36.4
Stock-based compensation	61.3	66.2
Deferred income taxes	(25.2)	39.7
Tax benefit on exercised options	(58.5)	(31.1)
Pension and other postretirement benefit plan contributions	(11.6)	(8.5)
Pension and other postretirement benefit plan costs	65.2	38.9
Restructuring, impairment, and other exit costs	(32.6)	(1.8)
Changes in current assets and liabilities, excluding the effects of acquisitions	63.6	(26.6)
Other, net	(121.1)	(16.3)

Net cash provided by operating activities	1,317.1	1,156.5

Cash Flows - Investing Activities
Purchases of land, buildings, and equipment	(264.1)	(264.8)
Acquisitions, net of cash acquired	(851.8)	(900.1)
Investments in affiliates, net	(3.7)	(22.1)
Proceeds from disposal of land, buildings, and equipment	3.5	1.3
Exchangeable note	16.2	(131.6)
Other, net	(3.3)	6.6

Net cash used by investing activities	(1,103.2)	(1,310.7)

Cash Flows - Financing Activities
Change in notes payable	1,292.4	548.8
Payment of long-term debt	(521.6)	(9.1)
Proceeds from common stock issued on exercised options	152.7	99.2
Tax benefit on exercised options	58.5	31.1
Purchases of common stock for treasury	(479.2)	(210.8)
Dividends paid	(434.5)	(399.5)
Distributions to noncontrolling and redeemable interest holders	(34.6)	(3.3)
Other, net	—	(0.4)

Net cash provided by financing activities	33.7	56.0

Effect of exchange rate changes on cash and cash equivalents	16.1	(12.3)
Increase (decrease) in cash and cash equivalents	263.7	(110.5)
Cash and cash equivalents - beginning of year	471.2	619.6
Cash and cash equivalents - end of period	$734.9	$509.1

Cash Flow from Changes in Current Assets and Liabilities, excluding the effects of acquisitions:
Receivables	$(252.6)	$(205.6)
Inventories	(187.2)	(1.3)
Prepaid expenses and other current assets	49.5	146.0
Accounts payable	123.6	11.1
Other current liabilities	330.3	23.2

Changes in current assets and liabilities	$63.6	$(26.6)

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)   The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

(2)   At the beginning of fiscal 2013, we realigned certain divisions within our U.S. Retail operating segment and certain geographic regions within our International operating segment. These realignments had no effect on previously reported consolidated net sales, operating segments’ net sales, operating profit, segment operating profit, net earnings attributable to General Mills or earnings per share.

(3)   On August 1, 2012, we acquired Yoki Alimentos S.A. (Yoki), a privately held food company headquartered in Sao Bernardo do Campo, Brazil, for an aggregate purchase price of $940 million, comprised of $820 million of cash, net of $31 million of cash acquired, and $120 million of non-cash consideration for debt assumed. Yoki operates in several food categories, including snacks, convenient meals, basic foods, and seasonings. We consolidated Yoki into our Consolidated Balance Sheets and recorded goodwill of $358 million. Indefinite lived intangible assets acquired include brands of $253 million. Finite lived intangible assets acquired primarily include customer relationships of $18 million. As of the date of the acquisition, the pro forma effects of this acquisition were not material.

(4)   During the second quarter of fiscal 2013, we recorded a $3 million restructuring charge related to a productivity and cost savings plan approved in the fourth quarter of fiscal 2012. The plan was designed to improve organizational effectiveness and focus on key growth strategies, and included organizational changes to strengthen business alignment and actions to accelerate administrative efficiencies across all of our operating segments and support functions. During the second quarter of fiscal 2013, we recorded restructuring charges of $2 million related to our International segment and less than $1 million related to our Bakeries and Foodservice segment. For the six-month period ended November 25, 2012, we recorded $12 million related to these actions. These restructuring actions are expected to be completed by the end of fiscal 2014.

(5)   For the second quarter of fiscal 2013, unallocated corporate expense totaled $127 million compared to $155 million in the same period last year. We recorded a $48 million net increase in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the second quarter of fiscal 2013, compared to a $94 million net increase in expense in the second quarter of fiscal 2012. Additionally, pension expense increased $10 million in the second quarter of fiscal 2013 compared to the same period last year.

For the six-month period ended November 25, 2012, unallocated corporate expense totaled $106 million compared to $243 million in the same period last year. We recorded a $34 million net decrease in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the six-month period ended November 25, 2012, compared to a $132 million net increase in expense in the six-month period ended November 27, 2011. Additionally, pension expense increased $20 million in the six-month period ended November 25, 2012, compared to the same period in fiscal 2012.

(6)   Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended		Six-Month Period Ended
In Millions, Except per Share Data	Nov. 25, 2012	Nov. 27, 2011	Nov. 25, 2012	Nov. 27, 2011
Net earnings attributable to General Mills	$541.6	$444.8	$1,090.5	$850.4

Average number of common shares - basic EPS	648.1	646.3	649.2	647.1
Incremental share effect from: (a)
Stock options	11.9	14.8	12.2	14.6
Restricted stock, restricted stock units, and other	4.5	4.7	4.6	4.6
Average number of common shares - diluted EPS	664.5	665.8	666.0	666.3
Earnings per share - basic	$0.84	$0.69	$1.68	$1.31
Earnings per share - diluted	$0.82	$0.67	$1.64	$1.28

(a)   Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(7)         The effective tax rate for the six-month period ended November 25, 2012 was 27.8 percent compared to 32.7 percent for the six-month period ended November 27, 2011. The 4.9 percentage point decrease was primarily related to the restructuring of a subsidiary during the first quarter of fiscal 2013 which resulted in a $67 million decrease to deferred income tax liabilities related to the tax basis of the investment in the subsidiary and certain distributed assets, with a corresponding discrete non-cash reduction to income taxes in the first quarter of fiscal 2013.

(8)         We have included five measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted earnings per share excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), restructuring costs reflecting employee severance expense (“restructuring costs”), integration costs resulting from the acquisitions of Yoki in fiscal 2013 and Yoplait S.A.S. and Yoplait Marques S.A.S. in fiscal 2012 (“acquisition integration costs”), and a discrete tax item related to a subsidiary (“tax item”) (collectively, these four items are referred to as “certain items affecting comparability” in this footnote), (2) earnings comparisons as a percent of net sales excluding certain items affecting comparability, (3) total segment operating profit, (4) net sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange, and (5) effective income tax rates excluding certain items affecting comparability. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.

Diluted EPS excluding certain items affecting comparability follows:

	Quarter Ended		Six-Month Period Ended
Per Share Data	Nov. 25, 2012	Nov. 27, 2011	Nov. 25, 2012	Nov. 27, 2011
Diluted earnings per share, as reported	$0.82	$0.67	$1.64	$1.28
Mark-to-market effects (a)	0.04	0.09	(0.03)	0.13
Restructuring costs (b)	—	—	0.01	—
Tax item (c)	—	—	(0.10)	—
Diluted earnings per share, excluding certain items affecting comparability (d)	$0.86	$0.76	$1.52	$1.41

(a)         See Note 5.

(b)         See Note 4.

(c)          See Note 7.

(d)         Items affecting comparability includes integration costs resulting from the acquisitions of Yoki in fiscal 2013 and Yoplait S.A.S. and Yoplait Marques S.A.S. in fiscal 2012. The impact on diluted earnings per share, excluding certain items affecting comparability was less than $.01 for both the quarterly and six-month periods ended November 25, 2012, and November 27, 2011.

Earnings comparisons as a percent of net sales excluding certain items affecting comparability follows:

	Quarter Ended
	Nov. 25, 2012		Nov. 27, 2011
In Millions Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,742.3	35.7%	$1,594.7	34.5%
Mark-to-market effects (b)	47.9	1.0%	94.4	2.0%
Adjusted gross margin	$1,790.2	36.7%	$1,689.1	36.5%

Operating profit as reported	$829.0	17.0%	$716.9	15.5%
Mark-to-market effects (b)	47.9	1.0%	94.4	2.0%
Restructuring costs (c)	2.7	—%	—	—%
Acquisition integration costs (d)	4.8	0.1%	3.9	0.1%
Adjusted operating profit	$884.4	18.1%	$815.2	17.6%

Net earnings attributable to General Mills as reported	$541.6	11.1%	$444.8	9.6%
Mark-to-market effects, net of tax (b)	30.2	0.6%	59.5	1.3%
Restructuring costs, net of tax (c)	2.2	—%	—	—%
Acquisition integration costs, net of tax (d)	3.4	0.1%	3.0	0.1%
Adjusted net earnings attributable to General Mills	$577.4	11.8%	$507.3	11.0%

	Six-Month Period Ended
	Nov. 25, 2012		Nov. 27, 2011
In Millions Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$3,370.6	37.7%	$3,041.2	35.9%
Mark-to-market effects (b)	(33.7)	(0.4)%	132.1	1.6%
Adjusted gross margin	$3,336.9	37.3%	$3,173.3	37.5%

Operating profit as reported	$1,609.1	18.0%	$1,355.8	16.0%
Mark-to-market effects (b)	(33.7)	(0.4)%	132.1	1.6%
Restructuring costs (c)	11.7	0.1%	—	—%
Acquisition integration costs (d)	5.3	0.1%	4.0	—%
Adjusted operating profit	$1,592.4	17.8%	$1,491.9	17.6%

Net earnings attributable to General Mills as reported	$1,090.5	12.2%	$850.4	10.0%
Mark-to-market effects, net of tax (b)	(21.2)	(0.2)%	83.2	1.0%
Restructuring costs, net of tax (c)	9.7	0.1%	—	—%
Acquisition integration costs, net of tax (d)	3.9	—%	3.1	—%
Tax item (e)	(66.7)	(0.7)%	—	—%
Adjusted net earnings attributable to General Mills	$1,016.2	11.4%	$936.7	11.0%

(a)         Net sales less cost of sales.

(b)         See Note 5.

(c)          See Note 4.

(d)         Integration costs resulting from the acquisitions of Yoki, Yoplait S.A.S., and Yoplait Marques S.A.S.

(e)          See Note 7.

A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

The reconciliation of International segment and region net sales growth rates as reported to growth rates excluding the impact of foreign currency exchange below demonstrates the effect of foreign currency exchange rate fluctuations from year to year. To present this information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

	Quarter Ended Nov. 25, 2012
	Percentage Change in Net Sales as Reported (a)	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	Flat	(3	)pts	3%
Canada	19%	3		16
Asia/Pacific	8	—		8
Latin America	143	(25)		168
Total International	19%	(3	)pts	22%

	Six-Month Period Ended Nov. 25, 2012
	Percentage Change in Net Sales as Reported (a)	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	15%	(8	)pts	23%
Canada	21	—		21
Asia/Pacific	12	(1)		13
Latin America	83	(16)		99
Total International	22%	(6	)pts	28%

(a)         See Note 2.

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding certain items affecting comparability follows:

	Quarter Ended				Six-Month Period Ended
	Nov. 25, 2012		Nov. 27, 2011		Nov. 25, 2012		Nov. 27, 2011
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$753.5	$245.4	$629.7	$209.4	$1,450.6	$403.5	$1,183.2	$386.9
Mark-to-market effects (b)	47.9	17.7	94.4	34.9	(33.7)	(12.5)	132.1	48.9
Restructuring costs (c)	2.7	0.5	—	—	11.7	2.0	—	—
Acquisition integration costs (d)	4.8	1.4	3.9	0.9	5.3	1.4	4.0	0.9
Tax item (e)	—	—	—	—	—	66.7	—	—
As adjusted	$808.9	$265.0	$728.0	$245.2	$1,433.9	$461.1	$1,319.3	$436.7
Effective tax rate:
As reported		32.6%		33.3%		27.8%		32.7%
As adjusted		32.8%		33.7%		32.2%		33.1%

(a)         Earnings before income taxes and after-tax earnings from joint ventures.

(b)         See Note 5.

(c)          See Note 4.

(d)         Integration costs resulting from the acquisitions of Yoki, Yoplait S.A.S., and Yoplait Marques S.A.S.

(e)          See Note 7.

(9)         Our consolidated results for fiscal 2013 include operating activity from the acquisitions of Yoki in Brazil (second quarter of fiscal 2013), Yoplait Ireland (first quarter of fiscal 2013), Food Should Taste Good in the United States (fourth quarter of fiscal 2012), Parampara Foods in India (first quarter of fiscal 2013), and the assumption of the Canadian Yoplait franchise license (second quarter of fiscal 2013). Also included in the first quarter of fiscal 2013 are two additional months of results from the acquisition of Yoplait S.A.S. (first quarter of fiscal 2012). Collectively, these items are referred to as “new businesses” in comparing our fiscal 2013 results to fiscal 2012 within this release.